UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2005
American Oil & Gas Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-31547	88-0451554

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 1850 Denver, CO	80265

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (303) 991-0173
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 11, 2005, American Oil & Gas Inc. (the “Company”) and Tahosa Holdings, LLC, Mélange International, LLC, Evertson Energy Partners, LLC, Rose Exploration, Inc., and Empire Oil Company (collectively, the “Sellers”) entered into a definitive agreement for, and completed, the acquisition by the Company of certain leasehold interests held by the Sellers. The leasehold interests consist of a 75% working interest in 33,000 gross undeveloped acres located in Williams, McKenzie, Dunn and Mountrail counties, North Dakota. In exchange for these leasehold interests, the Company paid the Sellers an aggregate of $2,970,000 in cash and issued to the Sellers an aggregate of 675,000 shares of its common stock.
     The Company, under the terms of the purchase agreement, must commence the drilling of two horizontal test wells no later than October 1, 2008 in compliance with the specifications identified in the purchase agreement. If the Company does not commence drilling of the wells before October 1, 2008 for reasons other than an event of force majeure (as described in the purchase agreement), the Company must reassign to the Sellers no later than October 15, 2008, an undivided 50% interest in the leasehold interests acquired by the Company pursuant to the purchase agreement excluding any leasehold interests that expired or terminated prior to October 15, 2008. If the Company elects to surrender, allows to expire, abandons or releases any of the leases acquired pursuant to the purchase agreement, the Company may be required after a notice period to assign its rights under the applicable lease to the Sellers.
     During the term of the purchase agreement, if the Company or an affiliate acquires any oil and gas leasehold, operating or working interest within the area of mutual interest (as described in the purchase agreement), whether by purchase, farmin, option or otherwise, the Company is obligated to assign to the Sellers, within 30 days after the acquisition of such interest, a proportionately reduced overriding royalty interest under the acquired interest in the amount determined by the schedule set forth in the purchase agreement. During the term of the purchase agreement, in the event the Sellers acquire or have the opportunity to acquire any oil and gas leasehold, operating or working interest whether by purchase, farmin, option or otherwise, within the area of mutual interest, the Sellers are obligated to, within 30 days of acquisition, offer to the Company the interest acquired by the Sellers at the actual out-of-pocket acquisition cost incurred by the Sellers and the Company has 10 days in which to make an election to acquire or decline the applicable interest. On any acquired interest the Sellers will retain a proportionately reduced royalty interest under the acquired interest in the amount determined under the terms of the purchase agreement. The purchase agreement terminates upon the earlier of October 1, 2010 or the unanimous agreement of the parties to the purchase agreement.
     Under the terms of the purchase agreement, the Sellers agreed, jointly and severally, to repurchase any leasehold interest that suffered from a material title defect (as described in the purchase agreement) on October 11, 2005, the effective date of the agreement, subject to proper notification by the Company made prior to April 1, 2007 and a cure period. If the Sellers are obligated to repurchase a defective leasehold interest, the Sellers must pay the purchase price set forth in the purchase agreement.
     The foregoing description of the purchase agreement does not purport to be complete and is qualified in its entirety by reference to the purchase agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.
     To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 2.01 by reference.
Item 7.01. Regulation FD Disclosure.
     On October 13, 2005, the Company issued a press release that is attached hereto as Exhibit 99.1.
     In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release, dated October 13, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Oil & Gas Inc.

Signature:	/s/ Andrew P. Calerich

Name:	Andrew P. Calerich
Title:	President and Chief Financial Officer
Dated: October 13, 2005

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release, dated October 13, 2005